EXHIBIT 3.2.6

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         WKI LATIN AMERICA HOLDING, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), which amends and restates the limited liability company agreement of the Company dated March 22, 2000 (the "Original Agreement"), is made and entered into this 30th day of January, 2003, by and between the Company and the Sole Member. In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the Sole Member and the Company (and each person subsequently becoming a Member) agree as follows:

                                    ARTICLE I
                                    ---------

                                    FORMATION
                                    ---------

     1.1     Formation.  WKI  LATIN  AMERICA  HOLDING,  LLC,  a Delaware limited
             ---------
liability company (the "Company") was formed by filing its Certificate of Formation (the "Certificate") with the Delaware Secretary of State on March 22, 2000, pursuant to and in accordance with the Delaware Limited Liability Company Act (the "Act"). The sole member of the Company shall be World Kitchen, Inc. (the "Sole Member"). In the event of any conflict between the provisions of this Agreement and the provisions of the Certificate, the provisions of the Certificate shall govern.

     1.2     Name.  The  name  of the Company is WKI LATIN AMERICA HOLDING, LLC.
             ----
All business of the Company shall be conducted in the name of the Company and the Company shall hold all of its assets in its own name. The Sole Member may change the name of the Company.

     1.3     Principal  Place  of  Business.  The principal place of business of
             ------------------------------
the Company shall be One Pyrex Place, Elmira, New York 14902. The Board of Managers may change the principal place of business of the Company, and may establish additional places of business of the Company both within and without the State of Delaware.

     1.4     Registered  Agent  and Registered Office.  The registered agent and
             ----------------------------------------
registered office of the Company in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The Board of Managers may change the registered agent and/or registered office of the Company at any time.

     1.5     Purpose.  The  Company is formed for the purpose of engaging in any
             -------
business for which a limited liability company may be formed pursuant to the Act.

     1.6     Term.  The  term  of  the  Company  shall  commence on the date the
             ----
Certificate was filed with the Delaware Secretary of State and shall continue until the Company is dissolved and liquidated pursuant to the terms of this Agreement or of the Act.

                                   ARTICLE II
                                   ----------

                                  TAX TREATMENT
                                  -------------

     The Company shall be treated as a division of the Sole Member for tax purposes unless and until at least one additional Member is added in which event the Company shall thereafter be treated as a partnership for tax purposes.

                                   ARTICLE III
                                   -----------

                              CAPITAL CONTRIBUTIONS
                              ---------------------

     Each member's interest in the Company shall be identified and held as units of membership interests of the Company ("Units"). The Company shall issue certificates for such Units to each member of the Company in a form determined by the Company, and such Units shall be "securities," as defined in Article 8,
Section 8-102(a)(15) of the Uniform Commercial Code as adopted and in effect in the State of Delaware, and shall be governed by such Article in all respects. Upon execution of the Original Agreement, World Kitchen, Inc. contributed the cash and/or property set forth on Schedule A, attached hereto, in exchange for
                                    ----------
one hundred Units, constituting one hundred percent (100%) of the membership interests in the Company, and was admitted as the Sole Member.

     In the event that the Board of Managers determine, in its sole discretion, that the Company requires additional capital to fund its operations, the Sole Member may make additional capital contributions to the Company or the Company may borrow such capital from any person or persons, including the Sole Member, but in no event shall the Sole Member be required to make additional capital contributions to the Company, to loan money to the Company, or to cause the Company to borrow money from any other person.

                                   ARTICLE IV
                                   ----------

                                  DISTRIBUTIONS
                                  -------------

     Interim distributions from the Company shall be payable at the times and in the amounts determined by the Board of Managers in its sole discretion, provided, however, that such distributions are not prohibited by the Act.

                                    ARTICLE V
                                    ---------

                                   ALLOCATIONS
                                   -----------

     Except as may be required by the Internal Revenue Code of 1986, as amended, or the provisions of any successor statute (the "Code"), all items of income, gain, loss, deduction and credit of the company shall be allocated to the Sole Member.


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
                                   ARTICLE VI
                                   ----------

                                   MANAGEMENT
                                   ----------

     6.1     Management.  The  business  of  the Company shall be managed by the
             ----------
Board of Managers (each individual of such Board a "Manager" and collectively the "Managers"), as set forth in Schedule B, and to be elected by the Sole Member, from time to time.

     Except as otherwise expressly provided in this Agreement, the Company and its business shall be managed, controlled and operated exclusively by the Board of Managers, who shall be the "managers" of the Company within the meaning of the Act and shall have all of the powers and authority in respect of the Company permitted to managers under the Act. Except as otherwise expressly set forth in this Agreement the Sole Member shall not have any authority, right or power to bind the Company, or to manage or control, or to participate in the management or control of, the business and affairs of the Company in any manner whatsoever. Such management shall in every respect be the full and complete responsibility of the Board of Managers alone as provided in this Agreement.

     6.2     No  Required  Meetings.  The  Sole  Member shall not be required to
             ----------------------
     hold or conduct any meetings at any time.

     6.3     Liability  of  Sole  Member.  Unless  otherwise  provided by law or
             ---------------------------
expressly assumed, the Sole Member shall not be liable for the acts, debts or liabilities of the Company.

     6.4     Removal  or  Resignation of a Member of the Board of Managers.  The
             -------------------------------------------------------------
Sole Member may remove any member of the Board of Managers at any time, with or without cause. A member of the Board of Managers may resign at any time upon giving written notice to the Sole Member. Such resignation shall be effective as of the date of such notice unless a later date is specified in such notice. In the event of the removal, resignation or death or a member of the Board of Managers, the Sole Member shall have authority to appoint a new member of the Board of Managers.

     6.5     Regular Meetings.  Regular meetings of the Board of Managers may be
             ----------------
held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Managers.

     6.6     Special Meetings.  Special meetings of the Board of Managers may be
             ----------------
called by or at the request of any two (2) Managers. The person or persons authorized to call special meetings of the Board of Managers may fix any place as the place for holding any special meeting of the Board of Managers called by them.

     6.7     Notice.  Notice  of  any  special  meeting of the Board of Managers
             ------
shall be given at least two (2) days prior to the date thereof by written notice delivered personally or mailed to each Manager at his or her business address, or by telegram or facsimile transmission. If mailed, such notice shall be deemed to be delivered when in the United States mail, so addressed, with postage thereon prepaid. Any Manager many waive notice of any meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Managers attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been (or has not allegedly been) lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.

     6.8     Quorum for Meetings of the Board of Managers.  A majority-in-number
             --------------------------------------------
of the Board of Managers shall constitute a quorum at any meeting of the Board of Managers for the transaction of business, and the act of a majority-in-number of the Managers present at any meeting at which there is a quorum shall be the act of the Board of Managers, except as may otherwise be specifically provided by statute. If a quorum shall not be present at any meeting of the Board of Managers, a majority of the Managers present may adjourn the meeting from time to time without further notice.

     6.9     Written  Action  Without a Meeting; Telephone Meetings.  Any action
             ------------------------------------------------------
required or permitted to be taken by the Managers at a meeting of the Board of Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is provided by all of the Managers. Managers may participate in any meetings of the Board of Managers by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     6.10     Presumption  of  Assent.  A Manager who is present at a meeting of
         -----------------------
the Board of Managers at which action on behalf of the Company is taken shall be presumed to have assented to the action taken unless his or her dissent is entered into the minutes of the meeting or unless he or she files his or her written dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. The right to dissent shall not apply to a Manager who voted in favor of such action.

                                   ARTICLE VII
                                   -----------

                         TRANSFER OF MEMBERSHIP INTEREST
                         -------------------------------
     The Sole Member may transfer all or any part of its membership interest in the Company to any person at any time. The membership interest of the Sole Member in the Company shall be freely transferable.

                                  ARTICLE VIII
                                  ------------

                           BOOKS, RECORDS, TAX MATTERS
                           ---------------------------

     8.1     Required  Books  and  Records.  The Company shall maintain complete
             -----------------------------
and accurate books and records of the Company's business and affairs as required by the Act and such books and records shall be kept at the Company's principal place of business and shall in all respects be independent of the books, records and transactions of the Sole Member. The calendar year shall be the fiscal year of the Company for tax and accounting purposes.

     8.2     Inspection.  The  Sole  Member  shall have the right to inspect the
             ----------
books  and  records  of  the  Company  at  any  time.


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
     8.3     Tax  Matters  Partner.  The  Board  of  Managers  shall  be the Tax
             ---------------------
Matters Partner of the Company within the meaning of Section 6223 of the Internal Revenue Code of 1986, as amended.

     8.4     Other Matters.  On or before the 90th day following the end of each
             -------------
fiscal year during the term of the Company, the Company shall furnish to the Sole Member such information as the Sole Member may require for its federal (and, where applicable, state) income tax reporting, including, if applicable, a Form K-1 or its equivalent.

                                   ARTICLE IX
                                   ----------

                          LIABILITY AND INDEMNIFICATION
                          -----------------------------

     9.1     Certain  Definitions.
             --------------------

            (a) "Indemnified Person" shall mean: (i) each Member and Manager, and (ii) each equityholder, member, manager, officer, employee or agent of a person described in the preceding clause (i). In addition, "Indemnified Person" shall also include any employee or agent of the Company to the extent determined by the Board of Managers in their reasonable discretion. A person that has ceased to hold a position that previously qualified such person as an Indemnified Person shall be deemed to continue as an Indemnified Person with regard to all matters arising or attributable to the period during which such person held such position.

            (b) "Material Misconduct" shall mean, with respect to an Indemnified Person, gross negligence, willful and material breach of this Agreement, fraud, or the commission of a felony (except in the case of a felony where the Indemnified Person reasonably believed that no such felony would occur in consequence of such Indemnified Person's action or inaction, as the case may
be). For purposes of the preceding sentence: (i) an Indemnified Person shall be deemed to have acted in good faith and without negligence with regard to any action or inaction that is taken in accordance with the advice or opinion of any attorney, accountant or other expert advisor so long as such advisor was selected with reasonable care and the Indemnified Person made a good faith effort to inform such advisor of all the facts pertinent to such advice or opinion; and (ii) an Indemnified Person's reliance upon the truth and accuracy of any written statement, representation or warranty of a Member or Manager shall be deemed to have been reasonable and in good faith absent such Indemnified Person's actual knowledge that such statement, representation or warranty was not, in fact, true and accurate.

     9.2     Liability.  Except  as  otherwise  specifically  provided  in  this
             ---------
Agreement, no Indemnified Person shall be personally liable for the return of any contributions made to the capital of the Company by the Members or the distribution of capital account balances. Except to the extent that Material Misconduct on the part of an Indemnified Person shall have given rise to the matter at issue, such Indemnified Person shall not be liable to the Company or the Members for any Act or omission concerning the Company. Without limitation on the preceding sentence, except to the extent that such action constitutes Material Misconduct, an Indemnified Person shall not be liable to the Company or to any Member in consequence of voting for, approving, or otherwise participating in the making of a distribution by the Company pursuant to Article IV or Article X. An Indemnified Person shall not be liable to the Company, the Managers, or the Members for losses due to the acts or omissions of any other person serving as


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
an independent contractor, employee or other agent of the Company unless such Indemnified Person was or should have been directly involved with the selection, engagement or supervision of such person and the actions or omissions of such Indemnified Person in connection therewith constituted Material Misconduct.

     9.3     Indemnification.
             ---------------

            (a) Except to the extent that Material Misconduct on the part of an Indemnified Person shall have given rise to the matter at issue, the Company shall indemnify and hold such Indemnified Person harmless from and against any loss, expense, damage or injury suffered or sustained by such Indemnified Person by reason of any actual or threatened claim, demand, action, suit or proceeding (civil, criminal, administrative or investigative) in which such Indemnified Person may be involved, as a party or otherwise, by reason of its actual or alleged management of, or involvement in, the affairs of the Company. This indemnification shall include, but not be limited to: (i) payment as incurred of reasonable attorneys fees and other out-of-pocket expenses incurred in investigating or settling any claim or threatened action (where, in the case of a settlement, such settlement is approved by the Board of Managers), or incurred in preparing for, or conducting a defense pursuant to, any proceeding up to and including a final non-appealable adjudication; (ii) payment of fines, damages or similar amounts required to be paid by an Indemnified Person; and (iii) removal of liens affecting the property of an Indemnified Person. The total obligation of the Company to all Indemnified Persons under this Section 9.3 shall be limited to the assets of the Company.

            (b)   Indemnification  payments  shall  be  made  pursuant  to  this
Section 9.3 only to the extent that the Indemnified Person is not entitled to receive (or will not in any event receive) from another third party equal or greater indemnification payments in respect of the same loss, expense, damage or injury. In the event, however, that the Board of Managers determine that an Indemnified Person would be entitled to receive indemnification payments from the Company but for the operation of the preceding sentence, the Board of Managers may cause the Company to advance indemnification payments to the Indemnified Person (with repayment of such advance to be secured by the Indemnified Person's right to receive indemnification payments from the applicable third party).

            (c) As a condition to receiving an indemnification payment pursuant to this Section 9.3, an Indemnified Person shall execute an undertaking in form and substance acceptable to the Board of Managers providing that, in the event it is subsequently determined that such person was not entitled to receive such payment (whether by virtue of such person's Material Misconduct or otherwise), such person shall return such payment to the Company promptly upon demand therefor by any Manager or Member.

            (d) Notwithstanding the foregoing provisions of this Section 9.3, the Company shall be under no obligation to indemnify an Indemnified Person from and against any reduction in the value of such person's interest in the Company that is attributable to losses, expenses, damages or injuries suffered by the Company or to any other decline in the value of the Company's assets.


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
            (e) The indemnification provided by this Section 9.3 shall not be deemed to be exclusive of any other rights to which any Indemnified Person may be entitled under any agreement, as a matter of law, in equity or otherwise.

                                    ARTICLE X
                                    ---------

                                   DISSOLUTION
                                   -----------

     10.1     Events  of  Dissolution.  The  Company shall dissolve (i) upon the
              -----------------------
written election of the Sole Member; or (ii) upon the entry of a decree of judicial dissolution of the Company.

     10.2     Winding  Up.  In  the  event of the dissolution of the Company for
              -----------
any reason, the Board of Managers shall commence to wind up the affairs of the Company and to liquidate its investments in an orderly manner. The Board of Managers shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company assets pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions.

     10.3     Allocation  and  Distribution  of Proceeds.  Following the payment
              ------------------------------------------
of, or provision for, all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Board of Managers to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds or assets of the Company shall be distributed to the Sole Member.

     10.4     Articles  of  Dissolution.  On  completion  of the distribution of
              -------------------------
Company assets as provided herein, the Company is terminated, and the Board of Managers (or such other person or persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Delaware and shall take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XI
                                   ----------

     11.1     Amendment.  This Agreement may be amended at any time by a written
              ---------
document  executed  by  the  Sole  Member.

     11.2     Governing Law; Severability.  This Agreement and the rights of the
              ---------------------------
parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware excluding any conflict of laws rule or principle that might refer to the governance or the construction of this Agreement to the law of another jurisdiction.

     11.3     Liability  of  the  Sole  Member.  Except as otherwise provided by
              --------------------------------
applicable law oral expressly agreed to in writing by the Sole Member, the Sole Member shall not have any person liability whatsoever, whether to the Company or to the creditors of the Company, for the actions, debts or liabilities of the Company or any of its losses beyond the amount committed by such Sole Member to the Capital of the Company.

     11.4     Third  Party  Beneficiaries.  Except  for  the  indemnification
              ---------------------------
provided to an Indemnified Person pursuant to Article IX hereof, the provisions of this Agreement are not intended to be for the benefit of any creditor or any other person (other than the Sole Member) to whom any debts, liabilities or obligations are owed by (or who otherwise has a claim against), the Company or the Sole Member, and no such creditor or other person shall obtain any rights under such provisions or shall by reason of such provisions make any claim in respect of any of the aforesaid debts, liabilities or obligations (or otherwise) against the Company or the Sole Member.

     11.5     Binding Effect.  Except as herein otherwise specifically provided,
              --------------
the Agreement shall be binding upon and inure to the benefit of the Sole Member and its legal representatives, heirs, administrators, executors, successors and assigns.

     11.6     Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
with respect to the subject matter hereof. It supersedes any prior agreement or understandings, and it may not be modified or amended in any manner other than as set forth herein.

     11.7     Captions.  Captions  contained in this Agreement are inserted only
              --------
as a matter of convenience and in no way define, limit or extend the scope of any provision hereof.

     11.8     Gender  and  Number.  Wherever  from  the  context  it  appears
              -------------------
appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns state in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     11.9     Severance.  If any provision of this Agreement, or the application
              ---------
of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     11.10     Other  Activities.  The  Sole  Member  may  have  other  business
               -----------------
interests and may engage in other activities in addition to those relating to the Company, including, without limitation, acting as a manager for other limited liability companies, or as a general partner for partnerships. The Company shall not have any right by virtue of this Agreement or otherwise in or to such other ventures or activities of the Sole Member or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper.

     11.11     Transactions  with  Affiliates.  The validity of any transaction,
               ------------------------------
agreement or payment involving the Company and the Sole Member or the Board of Managers or involving the Company and any affiliate of the Sole Member or the Board of Managers, otherwise permitted by the terms of this Agreement, shall not be affected by reason of the relationship between the Company and the Sole Member or Board of Managers and/or the Affiliate of the Sole Member or Board of Managers, as the case may be.


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
This Agreement is executed as of the first date written above.

                                        THE COMPANY:

                                        By:  /s/ Raymond J. Kulla
                                            Raymond J. Kulla, its Manager


                                        THE SOLE MEMBER:

                                        WORLD KITCHEN, INC.


                                        By:  /s/ Raymond J. Kulla
                                        Printed Name:  Raymond J. Kulla
                                        Title:  Vice President and Secretary

                                   SCHEDULE A


      DESCRIPTION OF CONTRIBUTED                AGREED VALUE OF CONTRIBUTED
              PROPERTY                                   PROPERTY
----------------------------------------  --------------------------------------
     One participation interest of
        WKM, S. de R.L. de C.V.                           $1.00 (Mex)
----------------------------------------  --------------------------------------
     One participation interest of
World Kitchen Mexico, S. de R.L. de C.V.                  $1.00 (Mex)
----------------------------------------  --------------------------------------


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
                                   SCHEDULE B

                         WKI LATIN AMERICA HOLDING, LLC
                                BOARD OF MANAGERS

                                RAYMOND J. KULLA



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